[DESCRIPTION]SUBSIDIARIES OF THE COMPANY

Exhibit 21
SUBSIDIARIES OF THE COMPANY

                                             WHERE                % OF SHARES
NAME                                  INCORPORATED                      OWNED
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The Pep Boys-Manny, Moe & Jack
Jack of California
1122 W. Washington Blvd.
Los Angeles, CA 90015                   California                      100%

Pep Boys- Manny, Moe & Jack
of Delaware, Inc.
3111 W. Allegheny Avenue
Philadelphia, PA 19132                    Delaware                      100%

Pep Boys- Manny, Moe & Jack
of Puerto Rico, Inc.
3111 W. Allegheny Avenue
Philadelphia, PA 19132                    Delaware                      100%

Colchester Insurance Company
7 Burlington Square
Burlington, VT 05401                       Vermont                      100%

PBY Corporation
Suite 946
1105 North Market Street
Wilmington, DE 19899                      Delaware                      100%

MMJ Corporation
Suite 946
1105 North Market Street
Wilmington, DE 19899                      Delaware                      100%

Carrus Supply Corporation
1013 Centre Road
Wilmington, DE 19805                      Delaware                      100%